EXHIBIT 5.1

Law Offices of Aaron A. Grunfeld & Associates

11111 Santa Monica Boulevard, Suite 1840

Los Angeles, California 90025

March 18, 2020

Second Sight Medical Products, Inc.

12744 San Fernando Road Suite, 400

Sylmar, California 91342

Re:	Second Sight Medical Products, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as a counsel to Second Sight Medical Products, Inc., a California corporation (the “Company” or “Registrant”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of 585,997 additional shares of common stock of the Company, no par value, consisting of (i) 385,997 shares of common stock of the Company (“Incentive Shares”), issuable upon exercise of options or restricted stock units (RSUs) grants under the Registrant’s Amended and Restated 2011 Equity Incentive Plan (the “Incentive Plan”), and (ii) 200,000 shares of common stock of the Company (the “Purchase Plan Shares” and together with the Incentive Plan Shares, the “Shares), issuable under the Registrant’s 2015 Employee Stock Purchase Plan, as amended (the “ESPP”). The foregoing share amounts give effect to a one-for-eight reverse stock split effected by the Company on or about January 6, 2020.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Plan, the ESPP, the Registration Statement, the Company’s Restated Articles of Incorporation, Amended and Restated Bylaws, and the corporate actions of the Company that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion we have also relied on a certificate of an officer of the Company.

For  purposes of rendering this opinion , we have assumed that: (a) each document submitted to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and that (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions. We have further assumed that the Company has  and at all relevant times will have sufficient unissued and unreserved shares of Common Stock and (or will validly amend the Restated Articles of Incorporation, to authorize a sufficient number of shares of Common Stock prior to the issuance thereof) available for issuance as provided in the Registration Statement and any related amendment thereto or prospectus supplement.

Based on such examination and review it is our opinion that the Shares, upon issuance and delivery as contemplated by the Incentive Plan and/or in the ESPP and pursuant to the agreements that accompany the Incentive Plan and the ESPP, will be validly issued, fully paid, and nonassessable .

The opinion expressed herein is limited to the California Corporations Code, including the applicable provisions of the California Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Second Sight Medical Products, Inc.

March 18, 2020

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion should be inferred or implied beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement to effect registration of the Shares under the Act. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Law Offices of Aaron A. Grunfeld & Associates